EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Municipal Bond Fund, Inc.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 2-57354 of our report dated August 14, 1998 appearing in the annual report to shareholders of Merrill Lynch Municipal Bond Fund, Inc. for the year ended June 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
October 16, 1998